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Exhibit 99.3

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

•	Form S-3	Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101, 33-62903, 33-63663, 333-04809, 333-12439, 333-27155, 333-37992, 333-42575, 333-44549, 333-48474, 333-49442, 333-51201, 333-68949, 333-68989, 333-90079, 333-57364, 333-75554, 333-102206, 333-103940, 333-105316, 333-106510, 333-106598, and 333-108047; and

•	Form S-8	Nos. 33-29711, 33-38109, 33-39025, 33-43883, 33-47437, 33-50206, 33-51201, 33-51353, 33-51769, 33-51783, 33-52027, 33-52029, 33-64985, 33-28110, 33-52601, 333-00983, 333-02809, 333-02811, 333-12697, 333-25603, 333-38647, 333-41865, 333-49124, 333-51030, 333-56589, 333-65487, 333-77425, 333-94905, 333-46268, 333-58452, 333-58460, 333-58458, 333-63016, 333-91308, 333-101083, 333-101134, 333-107166, and 333-112928

of Citigroup Inc. of our report dated February 26, 2004, except as to Note 4, which is as of May 14, 2004, with respect to the consolidated balance sheet of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report is included in Exhibit 99.2 of Citigroup's Form 8-K filed on May 14, 2004. Our report refers to changes, in 2003, in Citigroup's methods of accounting for variable interest entities and stock-based compensation, in 2002, in Citigroup's methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets, and, in 2001, in Citigroup's methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

New York, New York
May 14, 2004

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CONSENT OF INDEPENDENT AUDITORS